EXHIBIT 99.1

Bion Concludes Successful Pilot of Ammonia Recovery System

June 10, 2014. New York, New York.  Bion Environmental Technologies, Inc. (OTC QB/BB: BNET) announced that it has successfully completed pilot testing of a new proprietary ammonia recovery system (ARS) technology. The patent-pending ARS technology is under exclusive license by Bion.

The ARS enables the recovery of ammonia nitrogen from the treated livestock waste water in the form of ammonium sulfate, an industry-standard nitrogen fertilizer product. The pilot demonstrated transfer efficiency of ammonia that was consistent with Bion’s projected commercial operation model of 80 percent or greater.

Bion will conduct final field trials of the ARS this summer as part of a broader commercial-scale trial at Kreider Farms to determine the overall economics of this newest generation of its technology platform. Bion’s technology has undergone significant advancements since the Kreider grand opening in July 2011.

The various modules of this advanced technology platform have been under review for two years under the “Separate and Aggregate Strategy” initiative announced by Bion in August 2012.  New components have been tested both independently and, in some cases, on an integrated basis. The final field trial, scheduled for the summer of 2014, is designed to test all components in one integrated process train to determine overall economic and environmental efficiencies, including an assessment of by-product samples. Bion believes these upcoming commercial trials will demonstrate improved system efficiency along with an enhanced-value by-product stream.

Bion’s modular technology platform can be configured to recover assets in the waste stream in a manner that allows for best commercial utilization and value based on local market requirements. For example, the system can produce discharge water that is essentially devoid of solids and pathogens that can be utilized as irrigation water or milk parlor rinse water (in the case of a dairy); or the discharge water can be cost-effectively further processed for higher-value use, such as livestock drinking water, if needed. Similarly, several product processing options exist for nutrients (both nitrogen and phosphorus), renewable energy production and biomass. Bion’s technology platform is focused on providing both flexibility and cost control to achieve the highest and best use for each of the recovered waste stream assets, in addition to the highest environmental standards.

Dominic Bassani, Bion’s CEO, stated, “The marketplace for recovered assets is evolving and represents both a vital step toward sustainability for the industry and potentially a large opportunity for Bion. We are pleased to soon be entering the final commercial trials on this next- generation technology platform that better addresses this critical issue. The “Separate and Aggregate” initiative that we began in 2012 has gone well beyond our earlier expectations: we have made great strides in reducing costs and increasing efficiencies and we look forward to quantifying those improvements this summer.”

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Established in 1990, Bion’s Environmental Technologies’ patented, next-generation technology provides comprehensive treatment of livestock waste that achieves substantial reductions in nutrients (nitrogen and phosphorus), ammonia, greenhouse and other gases, as well as pathogens, hormones, herbicides and pesticides in the waste stream.

Verified nutrient reductions can be achieved at a fraction of the cost of traditional ‘downstream’ solutions at municipal waste water treatment plants, power plants and other industrial facilities, and the treatment of storm water runoff. Nutrients and renewable can now be recovered in the form of valuable by-products. Bion’s technology can reduce nutrients and other pollutants from existing livestock operations, as well as enable new, state-of-the-art livestock facilities in strategic locations with minimal environmental impacts and substantially improved resource and operational efficiencies. For more information, see Bion’s websites, www.biontech.com and www.bionpa.com.

This material includes forward-looking statements based on management's current reasonable business expectations. In this document, the words 'expect', 'will', 'proposed' and similar expressions identify certain forward-looking statements. These statements are made in reliance on the Private Securities Litigation Reform Act, Section 27A of the Securities act of 1933, as amended. There are numerous risks and uncertainties that could result in actual results differing materially from expected outcomes.

Contact information:

Craig Scott

Vice President-Capital Markets

303-843-6191 direct